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                                                                    EXHIBIT 23.7

                     CONSENT OF T. JEFFERSON CUNNINGHAM III

       In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named as a person about to become a director of M&T Bank Corporation ("M&T") in the registration statement on Form S-4 filed by M&T with the Securities and Exchange Commission on ______, 2000.




                                                 /s/ T. JEFFERSON CUNNINGHAM III
                                                 -------------------------------
                                                 T. Jefferson Cunningham III



       Date:   October 27, 2000